GROUND LEASE

This lease is made and executed March 30 , 2006, by and between **GATEWAY ETHANOL, L.L.C.**, a limited liability company organized and existing under the laws of the State of Kansas, having Its principal office at Pratt, Kansas, referred to as Lessor, and **POWER TO GO, L.L.C.**, a limited liability company organized and existing under the laws of the State of Kansas, having its principal office at Pratt, Kansas, referred to as Lessee.

The parties agree as follows:

SECTION ONE
DEMISE AND TERM

Lessor leases to Lessee the real property in the County of Pratt, State of Kansas, described in Exhibit "A" attached to and made a part of this Ground Lease ("Substation Site"), to have and to hold for a term of ten (10) years commencing on the date of this Ground Lease and until the termination of the Sublease Agreement attached hereto as Exhibit "B".

SECTION TWO
RENT/SUBLEASE AGREEMENT

Lessee shall pay Lessor no cash rent for the Substation Site but Lessee shall, upon execution of this Ground Lease, execute and deliver to Lessor the Sublease Agreement.

SECTION THREE
OBLIGATION OF LESSEE TO CONSTRUCT SUBSTATION

Lessee hereby agrees to enter into a construction Substation Erection Contract, including Addendum, with Re-Con, Inc., for the construction of a Substation on the Substation Site for use in connection with Lessor's 55 million gallon per year ethanol plant ("Plant") in accordance with the plans and specifications set forth in the contract which is attached hereto as Exhibit "C" and made a part of this Ground Lease ("Re-Con Contract"). Lessor has received and approved the Re-Con Contract and the plans and specifications for the Substation and Lessee agrees it shall not terminate the Re-Con Contract or, change or modify the plans, specifications or contract price, or any other term of the Re-Con Contract except with the written consent of Lessor. Lessee agrees to complete construction of the Substation pursuant to the Re-Con Contract within the time limits specified therein and to otherwise comply with all of the obligations of Lessee as Owner under the Re-Con Contract and require Re-Con to comply with its obligations under the Re-Con Contract and enforce Lessee's rights as Owners under the Re-Con Contract. Lessee agrees that in the event delay occasions the payment of liquidated damages as provided in Article V, Section 2, of the Re-Con Contract that this Agreement shall constitute an assignment from Lessee to Lessor of the right to receive all such liquidated

damage payments except as hereinafter provided. Lessee represents and warrants to Lessor that it has all adequate financing necessary to begin and complete the construction of the Substation pursuant to the Re-Con Contract in a timely fashion.

Lessee agrees to and hereby does assign and transfer to Lessor the benefit of all payments which may be made or could hereafter arise as a result of the Contractor's Bond to be provided by Re-Con pursuant to the Re-Con Contract in connection with the construction of the Substation. Lessee agrees that in connection with payments made pursuant to the Re-Con Contract, that no payment shall be made by Lessee to Re-Con except in accordance with payment procedures set forth on Exhibit "D", the terms of which are made a part of the Ground Lease.

SECTION FOUR
LIENS

Lessee agrees to indemnify and hold Lessor harmless of and from any mechanic's and material suppliers' liens arising out of or related to the construction of the Substation pursuant to the Re-Con Contract, whether filed by Re-Con or any of its subcontractors or suppliers or otherwise. If Lessee desires to contest any lien, it shall notify Lessor of its intention to do so within ten (10) days after the recording of such a lien. In such case Lessee shall not be in default under this Ground Lease until ten (10) days after the final determination of the validity of the lien, within which time Lessee shall satisfy and discharge the lien to the extent held valid, and all interest, and costs in connection with the item, as the case may be; but the satisfaction and discharge of any such lien shall not, in any case, be delayed until execution is had on any judgment rendered on the lien, and any such delay shall be a default of Lessee under this Ground Lease. In the event of any such contest, Lessee shall protect and indemnify Lessor from and against any and all loss, expense, attorney fees and damage resulting from the contest.

SECTION FIVE
INDEMNIFICATION OF LESSOR

Lessor shall not be liable for any loss, injury, death, or damage to persons or property which at any time may be suffered or sustained by Lessee or by any person who may at any time be using or occupying or visiting the Substation Site or be in, on, or about the Substation Site, whether the loss, injury, death, or damage shall be caused by or in any way result from or arise out of any act, omission, or negligence of Lessee or of any occupant, visitor, or user of any portion of the Substation Site, or shall result from or be caused by any other matter or thing whether of the same kind as or of a different kind than the matters or things set forth above. Lessee shall indemnify Lessor against any and all claims, liability, loss, or damage on account of any such loss, injury, death, or damage. Lessee waives all claims against Lessor for damages to the buildings and improvements that are now on or to be placed or built on the Substation Site and to the property of Lessee in, on, or about the premises, and for injuries to persons or

property in or about the Substation Site, from any cause arising at any time during the term of this Ground Lease. The two preceding sentences shall not apply to loss, injury, death, or damage arising by reason of the negligence or misconduct of Lessor, its agents or employees.

SECTION SIX
ASSIGNMENT AND SUBLETTING

Subject to the right to enter into the Sublease Agreement as herein provided, Lessee shall have no right, either voluntarily or involuntarily, to sell, assign or transfer this Ground Lease or Lessee's interest therein or Lessee's leasehold interest in the Substation Site in whole or in part.

SECTION SEVEN
ASSIGNMENT OF RE-CON CONTRACT

Lessee hereby assigns to Lessor all of Lessee's rights under the Re-Con Contract, such assignment to become effective upon default by Lessee under this Ground Lease and Lessee shall acquire Re-Con's consent to such conditional assignment.

SECTION EIGHT
ENCUMBRANCE OF SUBSTATION SITE

Lessee shall have no right to mortgage, pledge, grant a security interest in, or otherwise encumber the Substation Site or the Substation or Lessee's interest in this Ground Lease. Lessor shall have the right to mortgage the Substation Site and Lessor's interest in this Ground Lease subject to Lessee's leasehold interest therein pursuant to this Ground Lease.

SECTION NINE
EFFECT OF BANKRUPTCY

Lessee agrees that in the event any proceedings under the Bankruptcy Act or any amendment to the Act shall be commenced by or against Lessee, and, if against Lessee, such proceedings shall not be dismissed before either an adjudication in bankruptcy or the confirmation of a composition, arrangement, or plan or reorganization, or in the event Lessee is adjudged insolvent or makes an assignment for the benefit of its creditors, or if a receiver is appointed in any proceeding or action to which Lessee is a party, with authority to take possession or control of the Substation Site and Substation, and such receiver is not discharged within a period of thirty (30) days after his or her appointment, any such event or any involuntary assignment prohibited by the provisions of Section Six of this Ground Lease shall be deemed to constitute a default of this Ground Lease by Lessee and shall, at the election of Lessor, but not otherwise, and without notice or entry or other action of Lessor terminate this Ground Lease and also all rights of Lessee under this Ground Lease and in and to the Substation Site and Substation and also rights of any and all persons claiming under Lessee and to all other remedies on default available to Lessor as provided in Section Ten.

SECTION TEN
DEFAULT BY LESSEE

Lessee shall be in default of this Ground Lease if Lessee shall fail and neglect to observe, keep or perform any of the covenants, terms, conditions, or agreements contained in this Ground Lease or in the Sublease Agreement to be performed on the part of Lessee, and such default shall continue for a period of five (5) days after written notice from Lessor to Lessee setting forth the specific nature of Lessee's default. In any such event, Lessor shall have the right, at its option, to exercise any one or more of the following remedies:

(1) To declare this Ground Lease terminated and all rights of Lessee under this Ground Lease shall cease;

(2) Immediately re-enter the Substation Site and take possession of the Substation Site and Substation with or without process of law and to use all necessary force in all respects to take the actual full and exclusive possession of the Substation Site and Substation without incurring any liability to Lessee or to any person occupying or using the Substation Site or Substation for any damage, cause or sustained by reason of such entry;

(3) Notify Re-Con if construction on the Substation has not been commenced or completed that Lessor is electing to exercise its rights to succeed to the interest and responsibilities of Lessee pursuant to the Re-Con Contract. In such event, all payments previously made by Lessee to Re-Con pursuant to the Re-Con Contract shall be considered forfeited to Lessor as partial liquidated damages for Lessor's default and not as a penalty;

(4) Terminate the Sublease Agreement and all rights of Lessee thereunder; and

(5) File litigation against Lessee to recover all damages caused to Lessor by reason of Lessee's default, including but not limited to Lessor's costs, expenses and attorney fees.

Notwithstanding the foregoing, if a default by Lessee, and written notice thereof by Lessor, is based upon a default or failure to perform by Re-Con pursuant to the Re-Con Contract ("Re-Con Default"), Lessee shall have a period of thirty (30) days from the date of written notice of such default in which to secure a new contractor acceptable to Lessor to continue and complete the construction of the Substation in accordance with the original plans and specifications approved by Lessor so long as the Substation's completion shall not be delayed for a period in excess of thirty (30) days after the initial completion date provided for in the Re-Con Contract; provided such additional extension of time for completion shall not be granted to Lessee if such extension would cause Lessor to be in default pursuant to the terms of its contract for construction of the Plant and its obligation to timely furnish the Substation in accordance with Section 2.4 thereof. If Lessee is able to timely complete construction of the

Substation after the Re-Con Default as provided herein, Lessee shall be entitled to receive any liquidated damages or performance bond proceeds as provided in the Re-Con Contract notwithstanding the assignment thereof by Lessee to Lessor in Section 3.

The delay in exercising or failure to exercise any of Lessor's rights on default as herein provided shall not be construed to be a waiver of Lessor's right as to any default. The rights of Lessor in the event of default by Lessee shall be cumulative and in addition to every other right or remedy available to Lessor at law or in equity.

SECTION ELEVEN
NOTICES

All notices, demands, or other writings in this Ground Lease provided to be given or made or sent, or which may be given or made or sent, by either party to the other, shall be deemed to have been fully given or made or sent when made in writing and deposited in the United States mail, registered and postage prepaid, and addressed as follows:

TO LESSOR: Gateway Ethanol, L.L.C.
J. Richard Jarboe, President
1320 East First Street
Pratt, KS 67124

TO LESSEE: Power To Go, L.L.C.
Frank A. Laubhan, Member
1314 East First Street
Pratt, KS 67124

The address to which any notice, demand, or other writing may be given or made or sent to any party as above provided may be changed by written notice given by the party as above provided.

SECTION TWELVE
TIME OF ESSENCE

Time is of the essence of this Ground Lease and all of its provisions.

SECTION THIRTEEN
GOVERNING LAW

It is agreed that this Ground Lease shall be governed by, construed, and enforced in accordance with the laws of the State of Kansas.

SECTION FOURTEEN
ENTIRE AGREEMENT

This Ground Lease shall constitute the entire agreement between the parties. Any prior understanding or representation of any kind preceding the date of this Ground Lease shall not be binding upon either party except to the extent incorporated by this Ground Lease.

SECTION FIFTEEN
MODIFICATION OF AGREEMENT

Any modification of this Ground Lease or additional obligation assumed by either party in connection with this Ground Lease shall be binding only if evidenced in a writing signed by each party or an authorized representative of each party.

IN WITNESS WHEREOF, each party to this Ground Lease has caused it to be executed effective on the date indicated above.

GATEWAY ETHANOL, L.L.C.

BY: ______________________
H. Richard Jarboe, President

POWER TO GO, L.L.C.
BY ITS MEMBERS

____
Frank A. Laubhan

____
Randy C. Huitt

EXHIBIT "D"
RE-CON PAYMENT PROCEDURES

Each request for payment shall be in the form attached hereto and shall be accompanied by:

1. If requested by Owner a current Contractor's Sworn Statement showing all Subcontractors, Materialmen and Suppliers with whom Re-Con has entered into contracts for the Work with the amount of each contract, the amount requested for any Subcontractor, Materialmen or Supplier and the amount to be paid to Re-Con from each progress payment.

2. Application and Certificate for Payment with accompanying Continuation Sheets for the Advance being requested submitted on Form AIA G702/G703 divided in detail to reflect (i) description of Work (listing labor and material separately), (ii) total value, (iii) percent of the Work completed to date, (iv) value of Work completed to date, (v) percent of previous amount billed, (vi) previous amount billed, (vii) current percent completed, and (viii) value of Work completed to date.

3. To the extent requested by Owner, Contractor's computerized summary of all costs, disbursements and activities for the most recent billing cycle and, such other information, documentation and materials including payrolls, receipted invoices or invoices with check vouchers attached, subcontracts, and any other evidence required by Owner to demonstrate that cash disbursements already made by Re-Con on account of the Cost of the Work equal or exceed (1) progress payments already received by Re-Con; less (2) that portion of those payments attributable to Contractor's Fee; plus (3) payrolls for the period covered by the present Request For Payment; plus; (4) Retainage applicable to prior progress payments.

4. Certification by the Contractor that the Work for which payment is being sought has been substantially completed in accordance with the Contract Documents and all applicable Permits.

5. A Final Lien Waiver for each Subcontractor, Materialman and Supplier for which payment is being sought in the total amount of all Work previously billed through the prior Request For Payment and a Conditional Lien Waiver for Work included in the current Request For Payment.

6. A Final Lien Waiver for each Contractor, Materialman and Supplier for which payment is being sought in the total amount of all Work previously billed through the prior Request For Payment and a Conditional Lien Waiver for Work included in the current Request For Payment.

7. Change Orders and other modifications issued through a detailed written description and copies of all Requests For Payment.

8. A report from the Inspecting Engineer approving the Work done to date and confirming the progress of the Work done to date and agreeing with the percentage of completion stated in the Application and Certificate for Payment.

9. As to Materials delivered to, stored on and not yet incorporated in the Improvements:

    a. The Contractor's certification that it holds good, marketable title to the Materials and which title shall pass to Owner on payment to the Contractor;

    b. Delivery of the Project in undamaged condition conforming to the approved Plan Documents and in a condition which is ready for immediate installation or adequate storage at the Project;

    c. Evidence of appropriate insurance coverage insuring the Materials while in storage and naming Owner as loss payee;

    d. Final Waivers of Lien for all Materials included in the previous Request For Payment; and

10. As to each Indirect Cost:

    a. A statement or invoice for the cost or service rendered and such other supporting evidence to substantiate the payment requested.

REQUEST FOR PAYMENT

TO: Power To Go
1314 East First
Pratt, KS 67124

RE: Gateway Ethanol Substation

Contract dated:	March ____,2006
Owner:	Power to Go, L.L.C.
Project:	Gateway Ethanol Substation Erection Contract/Construction Re-Con Company ("Contract")
Project Location:	Pratt, Kansas

DATED: ____________________

In accordance with the terms of the above-referenced Contract, the undersigned requests payment in the amounts itemized on the attached Payment Schedule ("Payment Schedule") which is incorporated herein by reference and made a part hereof.

The undersigned certifies that:

1. the labor, services and/or materials for which payment is requested have actually been incurred in the construction of the Project and have been installed in the Project and are in place;

2. all construction to date has been performed in accordance with the Plans for the Project approved by you, and there have been no changes in those Plans except as may be expressly permitted by the Contract or as have been approved by you in writing;

3. there have been no changes in the scope or time of performance of the Work, nor any extra work, labor or materials ordered or contracted for, nor are any such changes or extras contemplated, except as may be expressly permitted by the above-referenced Contract or as have been approved by you in writing;

4. the progress of construction of the Project is such that it can be completed on or before the date required by the Contract and the payments to be made requested herein and all prior payments will pay all bills received to date for any labor, materials and services furnished in connection with construction of the Project, or required by the Contract;

5. all amounts previously paid by you for labor, services and/or materials for the Project pursuant to previous Requests For Payment have been paid to the parties identified in the previous Requests For Payment;

6. all conditions to the payment requested herein as set forth in the Contract have been fulfilled, and, to the knowledge of the undersigned, no event of default under the Contract has occurred and is continuing;

7. appropriate lien waivers for labor and materials provided and services performed through the last Request For Payment have been executed and delivered to the Owner.

RE-CON COMPANY

BY:____________________________________